Exhibit 21.1

Exterran Holdings, Inc. and Subsidiaries

Company Listing as of December 31, 2012

Company	Ownership	Incorporation
B.T. Engineering Pte Ltd	Wholly owned	Singapore
B.T.I. Holdings Pte Ltd	Wholly owned	Singapore
Belleli Energy B.V.	Wholly owned	Netherlands
Belleli Energy Critical Process Equipment S.r.l.	Wholly owned	Italy
Belleli Energy F.Z.E.	Wholly owned	Dubai
Belleli Energy S.r.l.	Wholly owned	Italy
EES Leasing LLC	Wholly owned	Delaware
Enterra Compression Investment Company	Wholly owned	Delaware
Enterra Global Holdings LLC	Wholly owned	Delaware
Excel Energy Services Limited	Wholly owned	Nigeria
EXH Cayman Ltd.	Wholly owned	Cayman Islands
EXH GP LP LLC	Wholly owned	Delaware
EXH MLP LP LLC	Wholly owned	Delaware
EXLP Finance Corp.	31% owned	Delaware
EXLP Leasing LLC	31% owned	Delaware
EXLP Operating LLC	31% owned	Delaware
Exterran (Australia) Pty Ltd	Wholly owned	Australia
Exterran (Beijing) Energy Equipment Company Ltd.	Wholly owned	China
Exterran (Poland) Sp. z.o.o.	Wholly owned	Poland
Exterran (Singapore) Pte. Ltd.	Wholly owned	Singapore
Exterran (Thailand) Ltd.	Wholly owned	Thailand
Exterran (UK) Ltd.	Wholly owned	United Kingdom
Exterran Argentina S.r.l.	Wholly owned	Argentina
Exterran Bahrain S.P.C.	Wholly owned	Bahrain
Exterran Bolivia S.r.l.	Wholly owned	Bolivia
Exterran Canada, Limited Partnership	Wholly owned	Canada
Exterran Canadian Partnership Holdings GP ULC	Wholly owned	Canada
Exterran Canadian Partnership Holdings LP Company	Wholly owned	Canada
Exterran Colombia Leasing LLC	Wholly owned	Delaware
Exterran Eastern Hemisphere F.Z.E.	Wholly owned	Dubai
Exterran Eastern Hemisphere Holdings LLC	Wholly owned	Delaware
Exterran Egypt LLC	Wholly owned	Egypt
Exterran Egypt Oil & Gas Services LLC	Wholly owned	Egypt
Exterran Energy de Mexico, S.A. de C.V.	Wholly owned	Mexico
Exterran Energy Middle-East LLC	Wholly owned	Oman
Exterran Energy Solutions Compania Limitada	Wholly owned	Chile
Exterran Energy Solutions India Private Limited	Wholly owned	India
Exterran Energy Solutions, L.P.	Wholly owned	Delaware
Exterran Finance Company Ltd.	Wholly owned	Barbados
Exterran General Holdings LLC	Wholly owned	Delaware
Exterran General Partner, L.P.	Wholly owned	Delaware
Exterran GP LLC	Wholly owned	Delaware
Exterran Holding Company NL B.V.	Wholly owned	Netherlands
Exterran Holdings, Inc.	Parent	Delaware
Exterran International Holdings LLC	Wholly owned	Delaware
Exterran International SA	Wholly owned	Switzerland
Exterran Kazakhstan LLP	Wholly owned	Kazakhstan
Exterran Malta Holding Limited	Wholly owned	Malta
Exterran Middle East LLC	70% owned	Oman
Exterran Nigeria Limited	Wholly owned	Nigeria

Exterran North Africa Limited	Wholly owned	Malta
Exterran Pakistan (Private) Limited	Wholly owned	Pakistan
Exterran Partners, L.P.	31% owned	Delaware
Exterran Peru S.R.L.	Wholly owned	Peru
Exterran Peru Selva S.r.l.	Wholly owned	Peru
Exterran Services (UK) Ltd.	Wholly owned	United Kingdom
Exterran Services B.V.	Wholly owned	Netherlands
Exterran Services de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
Exterran Servicos de Oleo e Gas Ltda.	Wholly owned	Brazil
Exterran Trinidad LLC	Wholly owned	Delaware
Exterran Venezuela, S.R.L.	Wholly owned	Venezuela
Exterran Water Management Services, LLC	Wholly owned	Wyoming
Exterran Water Solutions ULC	Wholly owned	Canada
ExterranEnergy Solutions Ecuador Cia. Ltda.	Wholly owned	Ecuador
H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela
Hanover Asia, Inc.	Wholly owned	Delaware
Hanover Canada Corporation	Wholly owned	Canada
Hanover Cayman Limited	Wholly owned	Cayman Islands
Hanover Compressor Peru, SAC	Wholly owned	Peru
Hanover Ecuador LLC	Wholly owned	Delaware
LLC Exterran Vostock	Wholly owned	Russia
Production Operators Cayman Inc.	Wholly owned	Cayman Islands
PT. Exterran Indonesia	Wholly owned	Indonesia
Quimex Sarl	Wholly owned	Switzerland
Servi-Compresores, C.A.	Wholly owned	Venezuela
UCO Compression Holding, L.L.C.	Wholly owned	Delaware
Universal Compression Bolivia Ltda.	Wholly owned	Bolivia
Universal Compression Cayman Ltd.	Wholly owned	Cayman Islands
Universal Compression International Holdings, S.L.U.	Wholly owned	Spain
Universal Compression International Ltd.	Wholly owned	Cayman Islands
Universal Compression International, Inc.	Wholly owned	Delaware
Universal Compression Mauritius	Wholly owned	Mauritius
Universal Compression of Colombia Ltd.	Wholly owned	Cayman Islands
Universal Compression Services de Venezuela C.A.	Wholly owned	Venezuela
Universal Compression Services, LLC	Wholly owned	Delaware
Uniwhale Ltd.	75% owned	Cayman Islands